FOR IMMEDIATE RELEASE           CONTACT:        Frank M. Garrison
                                                Executive Managing Director
                                                Insignia Financial Group, Inc.
                                                (615) 783-1022




             INSIGNIA FINANCIAL GROUP CONTINUES ACQUISITION PROGRAM
                WITH PURCHASE OF BARNES, MORRIS, PARDOE & FOSTER


  Acquisition Boosts Commercial Services Capabilities in Washington, D.C. Area

     Washington, D.C., Oct. 30, 1997 -- Continuing the pace of its acquisition program, Insignia Financial Group, Inc. (NYSE: IFS) today announced a definitive agreement to purchase Barnes, Morris, Pardoe & Foster, one of the leading commercial real estate services firms in the greater Washington, D.C. area. The purchase price was not disclosed. The acquisition is another key move for Insignia in the ongoing development of its nationwide commercial real estate operations.

     The acquisition of Barnes Morris comes within weeks of Insignia's entry into the residential real estate brokerage industry, with the purchase of Realty One, the nation's 10th largest independent residential brokerage firm, for $39 million. Barnes Morris is the tenth company acquired by Insignia in 1997, including its sixth this year in the commercial arena. With annual revenues in excess of $24 million, Barnes Morris is one of the largest full-service commercial real estate firms in the greater Washington, D.C. area. Its third-party management portfolio, totaling in excess of 9 million sq. ft., is among the largest in the region.

Another Building Block in Acquisition Plan

     "Barnes  Morris  represents  another  building  block  in  our  acquisition program. It fits precisely with our strategy of integrating into our organization the finest independent service-providers in order to create a seamless, high-quality delivery system capable of meeting virtually any real estate requirement on a national and international basis," said Andrew L.
Farkas, president, chairman and chief executive officer of Insignia Financial Group. "We regard Barnes Morris as the ESG of the Washington marketplace. It enjoys a strong position in key service lines, including tenant representation, management, consulting and investment sales," he added. "There will be tremendous advantages in pairing Barnes Morris with our other full-service commercial operations, including Insignia/ESG in New York, Insignia/FC&S in Chicago and others." "We continue to adhere to a strict pricing discipline while pursuing acquisitions," Mr. Farkas added. "All the transactions executed this year fall well within our investment parameters. We offer other companies a unique formula with respect to the creation of a fully-integrated, global real estate services provider. This advantage actively aids our acquisition program." "Our business plan in commercial real estate calls for a combination of selective acquisition of top-tier companies in major central business districts and sustained organic growth through increased volume with existing and new clients," he continued. "In total, our acquisitions this year have augmented our commercial portfolio by some 25 million sq. ft. When coupled with strong internally-generated growth, our national property services portfolio has reached 160 million sq. ft., putting Insignia squarely among the leaders in the commercial field."

Strong  Regional Growth Opportunities

     The greater Washington, D.C. area comprises the second-largest commercial real estate market in the country, with a total inventory of office space in excess of 300 million sq. ft. It also has one of the lowest office vacancy rates at 8.0%. "Establishing a leadership position in the Washington marketplace has been a high priority for us," said Stephen B. Siegel, president and chief executive officer of Insignia Commercial Group, Inc. "I've long felt that we would not be truly successful nationally without significant operations in Washington. We believe that Barnes Morris has -- without question -- the strongest pedigree and breadth of talent of any firm in this marketplace, and is absolutely the best partner to help us fulfill our regional growth objectives." Mr. Siegel added that Barnes Morris would be a catalyst for Insignia's growth not only in the Washington area, but throughout the economically-strong
Mid-Atlantic region. Barnes Morris will operate as Insignia/Barnes Morris. Robert L. Cohen, the firm's chairman and chief executive officer, has been named President of Insignia Commercial Group's Mid-Atlantic Region. The Washington area offices will continue to be run on a day-to-day basis by Petch Gibbons, Barnes Morris' current president. Barnes Morris, founded in 1961, has 278 employees in four Washington, D. C. area offices , including 70 salespeople and brokers. It maintains two Downtown offices, including its headquarters at 601 Thirteenth Street, NW, and suburban offices in Bethesda, MD and McLean, VA.

Known for Sophisticated Services

     The firm has long been recognized for its stellar client list and the sophistication of its services. Emblematic of this, Barnes Morris recently completed a $45.75 million sale-leaseback of the Clarksburg, MD headquarters of COMSAT Corporation and a build-to-suit transaction for the regional headquarters of the Oracle Corporation. Among its other notable corporate clients are the Bureau of National Affairs, the largest private employer in Washington, D.C., Host Marriott Services and Watson Wyatt Worldwide.

     The firm's property management portfolio includes such award-winning buildings as The Ellipse at Ballston in Arlington, VA and 1201 New York Avenue in Washington, D.C. Major institutional clients include TA Associates and The Principal Financial Group. Insignia's existing Washington area management portfolio, comprising four properties, will be merged into Insignia/Barnes
Morris, creating a combined portfolio of 9.7 million sq. ft. Heightened Acquisition Pace; Disciplined Pricing Strategy For Insignia, the Barnes Morris purchase reflects a brisk pace of recent acquisition activity, including five acquisitions in the past six weeks.

     In addition to Barnes Morris and Realty One, these include the purchase of Forum Properties, a Portland, OR-based commercial services firm, First Winthrop Corporation and a general partnership interest in Winthrop Financial Associates comprising approximately 16,500 apartment units and a 60% stake in CAGISA, one of the leading privately-held property management companies in Italy. CAGISA represents the launch of Insignia's international strategy. "Our well-targeted acquisition program has added considerable new resources and capabilities to our company this year," Mr. Farkas said. "They will prove to be an enormous asset to our company and its shareholders."

     Certain items discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Reform Act of 1995 (the "Reform Act") and as such may involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from the results, performance or achievements expressed or implied by such forward-looking statements, including a change in the climate for acquisitions of the natu the Company has been making, a downturn in the projected business of Barnes Morris or the Company's other business units. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

     Insignia Financial Group, Inc. is a fully-integrated real estate services company based in Greenville, SC. Insignia is the largest manager of multi-family residential properties in the U.S., and is among the largest managers of commercial properties. Since commencing operations in 1990, Insignia has grown to provide services for 2,600 properties located in over 500 cities in 48 states. Its portfolio includes 290,000 residential units (including cooperative and condominium units) and approximately 160 million sq. ft. of office, retail and commercial space.

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